NEWS RELEASE
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Home Bancorp                                         Date          June 21, 2000
132 EAST BERRY STREET  o  P.O. BOX 989
FORT WAYNE, INDIANA 46801-0989                      Contact     Marvin C. Schumm
PHONE:  (219) 422-3502
FAX:  (219) 426-7027



                                  HOME BANCORP
                             Declares Cash Dividend

FORT WAYNE, Indiana, -- June 21, 2000 -- Home Bancorp (Nasdaq: HBFW), parent company of Home Loan Bank, Fort Wayne, Indiana, has declared a cash dividend of $0.10 per share. The dividend will be payable July 13, 2000 to shareholders of record June 29, 2000.

This is the eighteenth consecutive quarterly dividend declared by HBFW.

Home Loan Bank operates ten retail-banking offices in Fort Wayne, Decatur and New Haven.

On June 16, 2000, David J. Wagner, Chairman, President and CEO of Old Kent Financial Corporation, Grand Rapids, Michigan, and C. Philip Andorfer, Chairman of Home Bancorp, announced that they have signed a definitive agreement for the acquisition of Home Bancorp by Old Kent.

/contact: Marvin C. Schumm, President & CEO of Home Loan Bank, 219-422-3502 (Fax: 219-426-7027)/